Exhibit 99.1

Sarepta Therapeutics Announces Refinancing of Approximately $291 Million of 1.25% Convertible Senior Notes due 2027

CAMBRIDGE, Mass., December 11, 2025 (BUSINESS WIRE) — Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today announced that it has entered into separate, privately negotiated exchange agreements with a limited number of holders of its 1.25% convertible senior notes due 2027 (the “Existing Convertible Notes”). Pursuant to the exchange agreements, the Company will exchange approximately $291.4 million in aggregate principal amount of the Existing Convertible Notes for approximately $291.4 million in aggregate principal amount of new 4.875% convertible senior notes due 2030 (the “New Convertible Notes”) and approximately $31.6 million in cash (such exchanges, collectively, the “Exchange”), in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Exchange is expected to close on or about December 18, 2025, subject to customary closing conditions. The issuance of the New Convertible Notes will occur pursuant to the indenture related to the New Convertible Notes, dated as of August 28, 2025, between the Company and U.S. Bank National Association, as trustee, and the first supplemental indenture thereto. The New Convertible Notes will be issued as part of the same series as the approximately $602 million of 4.875% convertible senior notes due 2030 originally issued in August 2025, and following the closing of the Exchange, the aggregate principal amount of the Company’s 4.875% Convertible Senior Notes due 2030 will total $893.4 million. Following the closing of the Exchange, approximately $158.6 million in aggregate principal amount of the Existing Convertible Notes will remain outstanding with terms unchanged.

The offer and sale of the New Convertible Notes, including the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the New Convertible Notes, if any, are not being registered under the Securities Act, or any state securities laws. The New Convertible Notes and Common Stock, including Common Stock issuable upon conversion, if any, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

In connection with the Exchange, the Company has been advised that the placement agent intends to purchase approximately 691,000 shares of the Company’s common stock in privately negotiated transactions from certain investors participating in the Exchange through a financial intermediary at a discount to the last reported sale price of the Company’s common stock on December 10, 2025. Such purchases by the placement agent of the Company’s common stock could increase (or reduce the size of any decrease in) the market price of the common stock, the New Convertible Notes or the Existing Convertible Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold leadership positions in Duchenne muscular dystrophy (Duchenne) and are building a robust portfolio of programs across muscle, central nervous system, and cardiac diseases.

Internet Posting of Information

We routinely post information that may be important to investors in the ‘For Investors’ section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

In order to provide Sarepta’s investors with an understanding of its current results and future prospects, this press release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the Exchange, including the timing of the closing of the Exchange.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: that we may not be able to consummate the Exchange on the anticipated terms, or at all; that we may not be able to execute on our business plans; and those risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review.

Source: Sarepta Therapeutics, Inc.

Investor Contact:

Ian Estepan

617-274-4052

iestepan@sarepta.com

Ryan Wong

617-800-4112

rwong@sarepta.com

Media Contacts:

Tracy Sorrentino

617-301-8566

tsorrentino@sarepta.com

Kara Hoeger

617-710-3898

khoeger@sarepta.com